Tutogen Medical Determines That
Zimmer Holdings’ Indication of Interest
Is Inadequate

For Immediate Release

Contacts:
	L. Robert Johnston, Jr.	Lytham Partners, LLC
	Chief Financial Officer	Joe Diaz
	Tutogen Medical, Inc.	Joe Dorame
	386-462-0402	Robert Blum
	bjohnston@tutogen.com	602-889-9700
ALACHUA, FL.—August 11, 2006—Tutogen Medical, Inc. (AMEX: TTG), a leading manufacturer of sterile biological implant products made from human (allograft) and animal (xenograft) tissue, announced today that the Company has determined that the “indication of interest” on the part of Zimmer Holdings, Inc. to acquire all of the outstanding shares of Tutogen Medical, Inc. is inadequate.
On August 9, 2006, Zimmer contacted management of the Company and orally indicated an acquisition price range of $5.00 to $6.00 per outstanding share of Tutogen Medical common stock. After consulting with management and the Company’s financial advisors, a committee of the Company’s Board of Directors, which had been formed after Zimmer began exploring a potential transaction with the Company in March 2006, determined that the indicative price range was inadequate and that a transaction with Zimmer in that price range was not in the best interests of all of the shareholders of Tutogen Medical. In making its decision, the committee of the Board took into account various factors, including the Company’s recent financial results and current strategic plan, and determined that it is in the best interests of all of the Company’s shareholders for the Company to continue its focus on its operating plans. The Company remains open to exploring other options for enhancing shareholder value.
According to the Schedule 13D filed with the United States Securities and Exchange Commission by Zimmer Holdings, Inc. on August 9, 2006, Zimmer Holdings indicated that it will not pursue an acquisition of the Company at this time. However, as indicated in its Schedule 13D, Zimmer Holdings may formulate other plans and/or make other proposals and take other actions with respect to its investment in Tutogen Medical that it deems to be appropriate. Zimmer Holdings currently owns approximately 5.3 million shares of Tutogen Medical common stock, or 33.2% of the current shares outstanding.
Guy Mayer, Chief Executive Officer of Tutogen Medical, Inc., said, “Zimmer Holdings is a major Tutogen shareholder as well as an important business partner. We value their unwavering support as we progress on executing our strategic business plan with the objective of enhancing value for all of our loyal shareholders.”

About Tutogen Medical, Inc.
Tutogen Medical, Inc. manufactures sterile biological implant products made from human (allograft) and animal (xenograft) tissue. Tutogen utilizes its Tutoplast Process® of tissue preservation and viral inactivation to manufacture and deliver sterile bio-implants used in spinal/trauma, urology, dental, ophthalmology, and general surgery procedures. The Company’s Tutoplast® products are sold and distributed worldwide by Zimmer Spine and Zimmer Dental, subsidiaries of Zimmer Holdings, Inc., the Mentor Corporation (Mentor), IOP, Inc. and through independent distributors and subsidiaries in the U.S. and Germany. In addition, Mentor is the exclusive distributor for the Company’s Tutoplast Dermis(R) products in North America for use in the dermatology and plastic surgery markets for breast reconstruction. For more information, visit the Company’s website at http://www.tutogen.com.
Forward Looking Statement Disclaimer: Certain statements in this news release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may differ materially from those set forth in these statements, including statements about the Company’s continued focus on its strategic business plan as a means of enhancing shareholder value. Forward-looking statements are based on management’s current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth or implied by forward-looking statements. These and other risks are identified in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005. All information in this press release is as of the date hereof, and the Company undertakes no duty to update this information unless required by law.

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